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Exhibit 23

CONSENT OF COUNSEL

        The consent of Robert W. Skelton, Esquire is included in the opinion filed as Exhibit 5 to the Registration Statement.

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference herein and in the Prospectuses pertaining to the McCormick & Company, Incorporated 2004 Long-Term Incentive Plan, Directors' Share Ownership Program, the 2004 Directors' Non-Qualified Stock Option Plan, the Mojave Foods Corporation 401(k) Retirement Plan and the Zatarain's 401(k) Savings Plan of our report dated January 27, 2004, with respect to the consolidated financial statements of McCormick & Company, Incorporated which are incorporated by reference in its Annual Report filed on Form 10-K for the year ended November 30, 2003 and the related financial statement schedules included therein filed with the Securities and Exchange Commission.

                        ERNST & YOUNG LLP

Baltimore, Maryland
March 31, 2004

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  Exhibit 23
CONSENT OF COUNSEL
CONSENT OF INDEPENDENT AUDITORS